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                                                                   Exhibit 10.29

                              PUT OPTION AGREEMENT


                                     between


                           AMBAC ASSURANCE CORPORATION

                                       and


                       DUTCH HARBOR FINANCE MASTER TRUST,
                             ON BEHALF OF ITS SERIES
                       DUTCH HARBOR FINANCE SUB-TRUST III


                          Dated as of December 3, 2001

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                                    Preamble

         This Put Option Agreement, dated as of December 3, 2001 (the "Agreement"), is by and between Ambac Assurance Corporation, a Wisconsin corporation ("Ambac Assurance") and Dutch Harbor Finance Master Trust (the "Master Trust"), a Delaware business trust, on behalf of its series, Dutch Harbor Finance Sub-Trust III (the "Sub-Trust").

                                    Recitals

         WHEREAS, Ambac Assurance is authorized to issue 4,000 shares of non-cumulative, perpetual preferred stock designated "Auction Market Preferred Shares," which shares shall not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or before the Put Option Payment Date (defined below) (the "Preferred Stock "); and

         WHEREAS, Ambac Assurance and the Master Trust, on behalf of the Sub-Trust, desire to enter into a binding agreement pursuant to which Ambac Assurance will have the right to sell, at its option, the Preferred Stock to the Master Trust, on behalf of the Sub-Trust, and the Master Trust, on behalf of the Sub-Trust, will have an obligation to purchase the Preferred Stock upon Ambac Assurance's exercise of its option and upon the other terms and conditions agreed upon by the parties.

         NOW THEREFORE, the parties hereto agree as follows:

1.       Definitions; Interpretation

1.1 The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, clause or other subdivision, and references to "Sections " refer to Sections of this Agreement except as otherwise expressly provided.

1.2      In this Agreement:

         "ABC Securities" has the meaning set forth in the Declaration.

         "Agreement" has the meaning set forth above in the Preamble.

         "Ambac Assurance" has the meaning set forth above in the Preamble.

         "Auction Date" has the meaning set forth in the General Terms of the ABC Securities attached to the Declaration as Appendix A.

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         "Auction Rate" has the meaning set forth in the General Terms of the
         ABC Securities attached to the Declaration as Appendix A.

         "Business Day" has the meaning set forth in the Declaration.

         "Closing Date" means the date of this Agreement.

         "Declaration" means the Declaration of Trust governing the Master Trust, as the same may be amended or restated from time to time.

         "Default" has the meaning set forth in the Declaration.

         "Delayed Auction" has the meaning set forth in the General Terms of the ABC Securities attached to the Declaration as Appendix A.

         "Delayed Auction Date" has the meaning set forth in the General Terms of the ABC Securities attached to the Declaration as Appendix A.

         "Delayed Auction Period" has the meaning set forth in the General Terms of the ABC Securities attached to the Declaration as Appendix A.

         "Delayed Auction Rate" has the meaning set forth in the General Terms of the ABC Securities attached to the Declaration as Appendix A.

         "Delayed Distribution Rate" means, for each Delayed Auction Period, an amount equal to (a) the yield anticipated to be earned during such period on the Trust Property, minus (b) the anticipated expenses of the Sub-Trust for such Delayed Auction Period, provided that such amount shall be annualized and expressed as an annual rate with respect to the aggregate face amount of the ABC Securities outstanding on the date the Delayed Put Option Premium is determined.

         "Delayed Put Option Premium" has the meaning set forth in Section 5.1.

         "Delayed Put Option Premium Certificate" has the meaning set forth in
         Section 5.2.

         "Distribution Rate" means, for each Distribution Period, an amount equal to (a) the Projected Yield for such period, minus (b) the anticipated expenses of the Sub-Trust for such Distribution Period, provided that such amount shall be annualized and expressed as an annual rate with respect to the aggregate face amount of the ABC Securities outstanding on the date the Put Option Premium is determined. The Distribution Rate for each Distribution Period will be calculated on the Auction Date occurring on the last Business Day prior to such Distribution Period.

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         "Distribution Payment Date" has the meaning set forth in the General
         Terms of the ABC Securities attached to the Declaration as Appendix A.

         "Distribution Period" has the meaning set forth in the General Terms of the ABC Securities attached to the Declaration as Appendix A.

         "Federal Funds Effective Rate" has the meaning set forth in the Declaration.

         "Holder" has the meaning set forth in the Declaration.

         "Overnight Rate of Return" means the rate earned on the earnings on the principal of the Trust Property from each Auction Date to the Distribution Payment Date occurring on the next Business Day, which shall be equal to the Federal Funds Effective Rate in effect as of the Business Day prior to the date of the determination of the Put Option Premium with respect to the Distribution Period for which such Put Option Premium is calculated.

         "Preferred Stock" has the meaning set forth above in the Recitals.

         "Projected Yield" means all amounts of interest (including accreted interest) and other payments due and payable (upon maturity or otherwise) on the principal amount of the Trust Property (excluding any repayment of principal) held by the Sub-Trust during the respective Distribution Period, plus the amount of interest anticipated to be earned based on the Overnight Rate of Return, as calculated on or prior to 11:00 a.m. on the Auction Date for each respective Distribution Period.

         "Put Notice" means a written notice substantially in the form attached hereto as Annex A.

         "Put Option Premium" has the meaning set forth in Section 5.

         "Put Option Premium Certificate" has the meaning set forth in Section 5.2.

         "Put Option Payment Date" has the meaning set forth in Section 3.2(a).

         "Put Option Price" has the meaning set forth in Section 4.1.

         "Sub-Trust" has the meaning set forth above in the Preamble.

         "Tax Matters Partner" has the meaning set forth in the Declaration.

         "Trust Property" has the meaning set forth in the Declaration.

         "Trustee" has the meaning set forth in the Declaration.

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         In this Agreement, any reference to a "company" shall be construed so as to include any corporation, trust, partnership, limited liability company or other legal entity, wheresoever incorporated or established.

1.3 In this Agreement, save where the contrary is indicated, any reference to:

         (a) this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, novated or supplemented in accordance with its terms; and

         (b) a statute shall be construed as a reference to such statute as the same may have been, or may from time to time be, amended or re-enacted.

1.4 In this Agreement, any definition shall be equally applicable to both the singular and plural forms of the defined terms.

2.       Put Option; Term

2.1 In consideration of the payment of the Put Option Premium and the Delayed Put Option Premium, if any, the Master Trust, on behalf of the Sub-Trust, hereby grants to Ambac Assurance the right to require the Master Trust, on behalf of the Sub-Trust, to purchase the Preferred Stock on the terms set forth in this Agreement.

2.2 This Agreement and the put option created hereby shall remain in effect until the earlier to occur of the following:

         (a) Ambac Assurance terminates this agreement by delivering a written notice to the Master Trust, on behalf of the Sub-Trust, stating that Ambac Assurance is terminating the Agreement on the next succeeding Auction Date that follows the notice by at least three
               (3) Business Days and indicating the Auction Date on which the termination shall become effective. Delivery of a termination notice by Ambac Assurance shall be irrevocable; and

         (b) Ambac Assurance fails to make payment of the Put Option Premium or the Delayed Put Option Premium, if any, and such failure has not been cured within five (5) Business Days.

2.3 This Agreement shall terminate upon Ambac Assurance's exercise of its rights under Section 3 and the payment of the Put Option Price under
         Section 4, provided, however, that Section 7.5 shall survive such termination.

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3.       Exercise of Put Option

3.1 The Master Trust, on behalf of the Sub-Trust, agrees that it shall, upon exercise of the option as provided in Section 3.2, purchase the Preferred Stock from Ambac Assurance for a purchase price equal to the Put Option Price, which Put Option Price shall be payable on the Put Option Payment Date in accordance with Section 4.

3.2      (a)   Ambac Assurance may exercise the option at any time upon three
               (3) Business Days' notice after the date hereof and prior to the termination of this Agreement by serving a Put Notice on the Master Trust, on behalf of the Sub-Trust, specifying a payment date (the "Put Option Payment Date"), which shall be the next
               Distribution Payment Date on or after the third Business Day after service of the Put Notice on the Master Trust, on behalf of the Sub-Trust. Any notice of exercise provided pursuant to this
               Section 3.2(a) shall be irrevocable.

         (b) On the Put Option Payment Date, Ambac Assurance shall convey to the Master Trust, on behalf of the Sub-Trust, or its designee Preferred Stock with an aggregate liquidation preference equal to the aggregate face amount of the ABC Securities outstanding on the Put Option Payment Date. In addition, the number of shares of Preferred Stock delivered shall equal the number of ABC Securities outstanding on the Put Option Payment Date. The Preferred Stock shall be delivered free and clear of any defect in title, together with all transfer and registration documents (or all notices, instructions or other communications) as are necessary to convey title to the Preferred Stock to the Master Trust, on behalf of the Sub-Trust (or its nominee).

         (c) For avoidance of doubt, (1) any cash received by the Master Trust, on behalf of the Sub-Trust, as interest or other payments earned on the principal amount of the Trust Property (net of fees and expenses and excluding any repayment of principal) and not distributed to Holders as of the Put Option Payment Date shall be distributed to Holders and shall not be used to purchase shares of Preferred Stock; and (2) the amount of Preferred Stock purchased from Ambac Assurance shall be reduced by the amount, if any, by which the aggregate face amount of ABC Securities is reduced pursuant to principal or interest losses on Trust Property as a result of Defaults as required by the operation of
               Section 6.1(j) of the Declaration and Section 6(b) of the General Terms of the ABC Securities attached to the Declaration as Appendix A on or before the Put Option Payment Date.

4.       Payments

4.1 Upon receipt of a Put Notice, the Master Trust will allow the then current assets of the Sub-Trust to mature, and will deliver the proceeds attributable to principal received upon

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         maturity of the assets (after satisfying the Sub-Trust's creditors, if any, and after any principal returned to holders of the ABC Securities pursuant to Section 6.1(j) of the Declaration and Section 6(b) of the General Terms of the ABC Securities attached to the Declaration as Appendix A) to Ambac Assurance on the Put Option Payment Date. The amount of such payment shall be referred to herein as the "Put Option Price."

4.2 Payment by the Master Trust, on behalf of the Sub-Trust, of the Put Option Price shall be made on or prior to 3:00 p.m. on the Put Option Payment Date and to the account of Ambac Assurance specified in the Put Notice.

4.3 Payment of the Put Option Price by the Master Trust, on behalf of the Sub-Trust, shall be made as provided in Section 4.1 and Section 4.2 without setoff, claim, recoupment, deduction or counterclaim; provided, however, that if Ambac Assurance exercises its option under Section 3 hereof at any time that it has failed to pay all or a portion of the Put Option Premium or the Delayed Put Option Premium, if any, and such failure has not been cured on or before the Put Option Payment Date, the Master Trust, on behalf of the Sub-Trust, shall be entitled to set off against the Put Option Price such unpaid portion of the Put Option Premium or the Delayed Put Option Premium, as the case may be.

5.       Put Option Premium

5.1 In consideration for the Master Trust's agreement to purchase the Preferred Stock on behalf of the Sub-Trust in accordance with the terms of this Agreement, Ambac Assurance agrees to pay to the Master Trust, on behalf of the Sub-Trust, in US dollars, on each Distribution Payment Date, an amount equal to the product of (A) the Auction Rate on the ABC Securities for the respective Distribution Period less the Distribution Rate for such Distribution Period, (B) the aggregate face amount of the ABC Securities of the Sub-Trust outstanding at the time the Put Option Premium is calculated and (C) a fraction, the numerator of which will be the number of calendar days in the respective Distribution Period, and the denominator of which will be 360 days.

         The amount derived in accordance with such formula shall be known herein as the "Put Option Premium."

         If there is a Default during any Distribution Period, then Ambac Assurance agrees to pay to the Master Trust, on behalf of the Sub-Trust, in US dollars on each Distribution Payment Date following receipt of the Delayed Put Option Premium Certificate an amount, as determined by the Trustee, equal to the product of (A) the Delayed Auction Rate on the ABC Securities for the Delayed Auction Period less the Delayed Distribution Rate for such Distribution Period, (B) the aggregate face amount of the ABC Securities of the respective Sub-Trust outstanding at the time the Delayed Put Option Premium is calculated and (C) a fraction, the numerator of which will be the number of calendar days in the respective Delayed Auction Period, and the denominator of which will be 360 days.

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         The amount derived in accordance with such formula shall be known herein as the "Delayed Put Option Premium."

5.2 The amount of the Put Option Premium shall be calculated by the Trustee and delivered in writing (the "Put Option Premium Certificate"), substantially in the form attached hereto as Annex B, to Ambac Assurance prior to 5:00 p.m. on each Auction Date. The amount of the Delayed Put Option Premium shall be calculated by the Trustee and delivered in writing (the "Delayed Put Option Premium Certificate") to Ambac Assurance prior to 5:00 p.m. on the Delayed Auction Date. The Put Option Premium Certificate, and any Delayed Put Option Premium Certificate, also shall set forth the eligible assets held by the Sub-Trust, the anticipated yield earned on each such asset, any anticipated fees to be paid or incurred by the Trustee on behalf of the Trust and the computation of the Put Option Premium, or the Delayed Put Option Premium, as the case may be, in each case for the respective Distribution Period and the Delayed Auction Period, respectively, and shall be in the form attached hereto as Annex B.

5.3 If the Put Option Premium, or the Delayed Put Option Premium, if any, is not paid on the date on which it is due, interest shall accrue thereon at a rate equal to the maximum rate then in effect, during the five (5) day cure period set forth in Section 2.2(b) hereof until such Put Option Premium, or Delayed Put Option Premium, is paid.

6.       Obligations Absolute

6.1 The Master Trust, on behalf of the Sub-Trust, acknowledges that, provided Ambac Assurance has complied with the terms of this Agreement, the obligations of the Master Trust, on behalf of the Sub-Trust, undertaken under this Agreement are absolute, irrevocable and unconditional irrespective of any circumstances whatsoever, including any defense otherwise available to the Master Trust, on behalf of the Sub-Trust, in equity or at law, including, without limitation, the defense of fraud, any defense based on the failure of Ambac Assurance to disclose any matter, whether or not material, to the Master Trust, on behalf of the Sub-Trust, or any other person, and any defense of breach of warranty or misrepresentation, and irrespective of any other circumstance which might otherwise constitute a legal or equitable discharge or defense of an insurer, surety or guarantor under any and all circumstances. The enforceability and effectiveness of this Agreement and the liability of the Master Trust, on behalf of the Sub-Trust, and the rights, remedies, powers and privileges of Ambac Assurance under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Master Trust, on behalf of the Sub-Trust, hereby expressly waives, to the fullest extent permitted by applicable law, any defense now or in the future arising by reason of:

         (a) the illegality, invalidity or unenforceability of all or any part of the Declaration;

         (b)   any action taken by Ambac Assurance;

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         (c)   any change in the direct or indirect ownership or control of
               Ambac Assurance or of any shares or ownership interests thereof;

         (d) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of or for the Master Trust, on behalf of the Sub-Trust;

         provided, however, that notwithstanding the provisions of this Section 6.1, the Master Trust, on behalf of the Sub-Trust, shall have no further obligations under this Agreement after the termination of this Agreement. In addition, the breach of any covenant made in this Agreement by the Master Trust, on behalf of the Sub-Trust, shall not terminate this Agreement or limit the rights of Ambac Assurance hereunder.

6.2 For the avoidance of doubt, no failure or delay by Ambac Assurance in exercising its rights hereunder shall operate as a waiver of its rights hereunder (except as specifically provided in this Agreement, including, without limitation, in respect of the notice periods and payment dates set forth in Section 3.2(a)) and, subject to the termination of this Agreement not having occurred, Ambac Assurance may continue to exercise its rights hereunder at any time.

7.       Covenants

7.1 Ambac Assurance hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement or completion of the sale of the Preferred Stock to the Master Trust, on behalf of the Sub-Trust, pursuant to this Agreement, it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the Preferred Stock whether by operation of merger, reorganization or otherwise, without the prior consent of the Master Trust, on behalf of the Sub-Trust, and it will not register the Preferred Stock with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or before the Put Option Payment Date.

7.2 The Master Trust, on behalf of the Sub-Trust, hereby covenants and agrees that, at all times prior to the earlier of the termination of this Agreement or completion of the sale of the Preferred Stock to the Master Trust, on behalf of the Sub-Trust, pursuant to this Agreement, it shall not amend, restate, revise or otherwise alter the rights, terms and preferences of the ABC Securities whether by operation of merger, reorganization or otherwise and it will not register the ABC Securities with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

7.3 Ambac Assurance hereby covenants and agrees that any Preferred Stock delivered to the Master Trust, on behalf of the Sub-Trust, shall rank, at the time of delivery, (a) senior to the common stock of Ambac Assurance and (b) senior to or pari passu with the most

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         senior preferred shares of Ambac then authorized by its Restated
         Articles of Amendment or then issued and outstanding; provided that this covenant may be amended with the consent of Ambac Assurance and at least a Majority in Face Amount (as defined in the Declaration) of the ABC Securities.

7.4 Ambac Assurance hereby covenants and agrees that if Ambac Assurance's financial strength rating is ever lowered while this Agreement remains effective, Ambac Assurance shall provide written notice to the Trustee, on behalf of the Sub-Trust, of such lowered rating.

7.5 Ambac Assurance hereby covenants and agrees that it will not pay a dividend on its common stock pursuant to the first and second provisos of Section 4 of its Restated Articles of Incorporation unless it receives written assurance from Ambac Financial Group, Inc. that it will use such dividends for the purposes permitted by such provisos. Such written assurance shall provide that the holders of the Preferred Stock shall be third party beneficiaries of, and entitled to enforce, the provisions of such assurance as if they were parties thereto. The agreements and rights set forth in this Section 7.5 shall survive the exercise by Ambac Assurance of its rights under this Agreement, the issuance of the Preferred Stock and the liquidation of the Sub-Trust.

8.       This Agreement to Govern

         If there is any inconsistency between any provision of this Agreement and any other agreement, the provisions of this Agreement shall prevail to the extent of such inconsistency but not otherwise.

9.       Representations and Warranties

9.1 The Master Trust represents and warrants to Ambac Assurance, on behalf of the Sub-Trust, that, as of the date hereof:

         (a) the Master Trust is duly organized and validly existing under the Delaware Business Trust Act and has the power and authority to own its assets and to conduct the activities which it conducts;

         (b) the Sub-Trust has been duly formed by the Master Trust in accordance with its Declaration;

         (c) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets;

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         (d)   it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (e) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

         (f) its obligations under this Agreement are valid, binding and enforceable at law;

         (g) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

         (h) it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

         (i) each of the above representations and warranties will be correct and complied with in all respects during the term of this Agreement;

         (j) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by the Master Trust, on behalf of the Sub-Trust, of the transactions contemplated by this Agreement; and

         (k) assuming compliance with the transfer restrictions with respect to the ABC Securities set forth in the Declaration, neither the Sub-Trust nor the Master Trust is required to register with the Securities and Exchange Commission as an investment company under the Investment Company Act of 1940, as amended.

9.2 Ambac Assurance represents and warrants to the Master Trust, on behalf of the Sub-Trust, that, as of the date hereof:

         (a) it is duly organized and validly existing as a corporation under the corporate law statutes of the State of Wisconsin and has the power and authority to own its assets and to conduct the activities which it conducts;

         (b) its entry into, exercise of its rights and/or performance of or compliance with its obligations under this Agreement do not and will not violate (1) any law to which it is subject, (2) any of its constitutional documents or (3) any agreement to which it is a party or which is binding on it or its assets;

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         (c)   it has the power to enter into, exercise its rights and perform and comply with its obligations under this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

         (d) it will obtain and maintain in effect and comply with the terms of all necessary consents, registrations and the like of or with any government or other regulatory body or authority applicable to this Agreement;

         (e) its obligations under this Agreement are valid, binding and enforceable at law;

         (f) it is not in default under any agreement to which it is a party or by which it or its assets is or are bound and no litigation, arbitration or administrative proceedings are current or pending, which default, litigation, arbitration or administrative proceedings are material in the context of this Agreement;

         (g) it is not necessary or advisable in order to ensure the validity, effectiveness, performance or enforceability of this Agreement that any document be filed, registered or recorded in any public office or elsewhere;

         (h) each of the above representations and warranties will be correct and complied with in all respects during the term of this Agreement;

         (i) no consent, approval, authorization or order of any court or governmental authority, agency, commission or commissioner or other regulatory authority is required for the consummation by Ambac Assurance of the transactions contemplated by this Agreement and the sale of the Preferred Stock to the Master Trust, on behalf of the Sub-Trust, pursuant to the terms hereof need not be registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

         (j) as of the Put Option Payment Date, the Preferred Stock will be duly authorized for issuance and sale to the Master Trust, on behalf of the Sub-Trust, pursuant to this Agreement and, when issued and delivered by Ambac Assurance pursuant to this Agreement against payment of the Put Option Price, will be validly issued, fully paid and nonassessable; the Preferred Stock will conform in all respects to the terms of the Preferred Stock set forth in the Restated Articles of Incorporation of Ambac Assurance attached hereto as Annex C; and the Preferred Stock will not be subject to preemptive or other similar rights.

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10.      Severability

10.1 Any provision of this Agreement which is or becomes illegal, invalid or unenforceable in any jurisdiction may be severed from the other provisions of this Agreement without invalidating the remaining provisions hereof, and any such illegality, invalidity or unenforceability shall not invalidate or render illegal or unenforceable such provision in any other jurisdiction.

11.      Notices

11.1 Each communication to be made hereunder shall be deemed to have been given (i) five (5) days after deposit of such communication with a reputable national courier service addressed to such party at its address specified below (or at such other address as such party shall specify to the other party hereto in writing) or (ii) when transmitted by facsimile to such party at its facsimile number specified below (or at such other facsimile number as such party shall specify to the other party hereto in writing):

         If to Ambac Assurance at:


               Ambac Assurance Corporation
               One State Street Plaza
               New York, New York  10004
               Attention:  Robert Starr, Treasurer
               Facsimile:  (212) 208-3108


         Copy to:          Kevin Doyle, General Counsel


         If to the Master Trust or Sub-Trust at:


               The Bank of New York (Delaware)
               P.O. Box 6973
               White Clay Center
               Route 273
               Newark, Delaware 19714
               Attention:  Kristine Gullo
               Facsimile:  (302) 283-8279


         Copies to:


               The Bank of New York
               Corporate Trust Administration
               5 Penn Plaza
               New York, NY 10001

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               Attention:  Dealing and Trading Group
               Facsimile:  (212) 896-7295

12.      Counterparts

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when executed and delivered shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

13.      Benefit of Agreement and Disclaimer

13.1 This Agreement shall enure to the benefit of each party hereto and its successors and assigns and transferees; provided that neither party hereto may transfer its rights and obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party.

14.      Amendment and Assignment

14.1 This Agreement may not be amended or modified in any respect, nor may any provision be waived, without the written agreement of both parties. No waiver by one party of any obligation of the other hereunder shall be considered a waiver of any other obligation of such party.

14.2 Neither the Master Trust, on behalf of the Sub-Trust, nor Ambac Assurance may assign its rights or obligations under this Agreement to any other person, except that Ambac Assurance may assign its rights and obligations under this Agreement to another person as a result of a merger of Ambac Assurance with another person or as a result of a sale of all or substantially all of the assets of Ambac Assurance to another person if the other person expressly assumes all of the rights and obligations of Ambac Assurance under this Agreement; and immediately following the merger or sale of substantially all of its assets, the rating of the substitute preferred stock or the unsecured debt obligations of the other person is at least as high as the credit rating of the Preferred Stock or the general unsecured debt obligations of Ambac Assurance, as the case may be (or if no such ratings exist, the financial strength rating of Ambac Assurance) immediately prior to the merger or sale.

15.      Governing Law

15.1 THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.      Jurisdiction

16.1 Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New York in respect of any action or proceeding arising out of or in connection with this Agreement ("Proceedings"). Each of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such Proceedings in the courts of the State of New York and any claim that any Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Master Trust, on behalf of the Sub-Trust, and Ambac Assurance agrees that it shall at all times have an authorized agent in the State of New York upon whom process may be served in connection with any Proceedings, and each of the Master Trust, on behalf of the Sub-Trust, and Ambac Assurance hereby authorizes and appoints the Trustee to accept service of all legal process arising out of or connected with this Agreement in the State of New York and service on such person (or substitute) shall be deemed to be service on the Master Trust, on behalf of the Sub-Trust, or Ambac Assurance, as the case may be. Except upon such a substitution, the Master Trust, on behalf of the Sub-Trust, and Ambac Assurance shall not revoke any such authority or appointment and shall at all times maintain an agent for service of process in the State of New York. If for any reason such person shall cease to act as agent for the service of process, the Master Trust, on behalf of the Sub-Trust, and Ambac Assurance shall promptly appoint another such agent, and shall forthwith notify each other of such appointment. The submission to jurisdiction reflected in this paragraph shall not (and shall not be construed so as to) limit the right of any person to take Proceedings in any court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by law.

17.      Limitation of Liability

17.1 It is expressly understood that (a) this Agreement is executed and delivered by The Bank of New York (Delaware), not individually or personally but solely as Trustee, in the exercise of the powers and authority conferred and vested in it under the Declaration, (b) each of the representations, undertakings and agreements herein made on the part of the Master Trust, on behalf of the Sub-Trust, is made and intended not as personal representations, undertakings and agreements by The Bank of New York (Delaware), but is made and intended for the purpose of binding only the Master Trust, on behalf of the Sub-Trust, and (c) under no circumstances shall The Bank of New York (Delaware) be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Master Trust, on behalf of the Sub-Trust, under this Agreement or the other related documents.

         IN WITNESS WHEREOF the parties hereto have caused this Put Option Agreement to be duly executed as of the day and year first above written.


                                       DUTCH HARBOR FINANCE MASTER TRUST, on
                                       behalf of its series, Dutch Harbor
                                       Finance Sub-Trust III,


                                       By:  The Bank of New York (Delaware),
                                            not in its individual capacity but
                                            solely as Trustee


                                       By: _____________________________________
                                       Name:
                                       Title:


                                       AMBAC ASSURANCE CORPORATION


                                       By: _____________________________________
                                       Name:
                                       Title:

                                     ANNEX A


                               Form of Put Notice


To:      Dutch Harbor Finance Sub-Trust III
         c/o Bank of New York (Delaware)
         P.O. Box 6973
         502 White Clay Center
         Route 273
         Newark, Delaware 19714


with a copy to:


         The Bank of New York
         5 Penn Plaza
         New York, New York  10001
         Attention:  Dealing and Trading Group


Date:

Ladies and Gentlemen:

We refer to the put option agreement dated December 3, 2001 (as heretofore amended, the "Put Option Agreement") entered into between us and you. Terms defined in the Put Option Agreement (except where otherwise defined herein) shall have the same respective meanings herein.


This notice is the notice for the purposes of Section 3.2(a) of the Put Option Agreement. We hereby require you to pay the Put Option Price on the Put Option Payment Date, which shall be [ ] to the following account:


[  ]


Yours faithfully,


for and on behalf of
Ambac Assurance Corporation

                                                                         ANNEX B
                         Put Option Premium Certificate
                           Ambac Assurance Corporation
                  Put Option on Auction Market Preferred Shares
--------------------------------------------------------------------------------

1. Distribution Period: [first day of Period]-[last day of Period]: [number of days in period-generally 28]

2.  Auction Rate determined for the Distribution Period on [insert date of
    Auction].                                      0.000000%             $ (0)

3.

    Issuer        Ratings    Purchase Price    Yield to Maturity      Interest
-------------    ---------  ----------------  -------------------   ------------
   One Corp        A1+/Pl
   Two Corp        A1+/P1
   Three Corp      A1+/P1
   Four Corp       A1+/P1
   Five Corp       A1+/P1
   Six Corp        A1+/P1
   Seven Corp      A1+/P1
   Eight Corp      A1+/P1
   Nine Corp       Al/P1
   Ten Corp        Al/P1
-------------    ---------  ----------------  -------------------   ------------
4.                             000,000,000               0.0%            $  0.0

5.  Applicable Federal Funds Effective Rate: 0.00%       0.0%            $  0.0

6.  Broker-Dealer Fee                                    0.0%            $ (0.0)

7.  Trustee, Custodian and IPA Fees                      0.0%            $ (0.0)

8.  Asset Management Fee                                 0.0%            $ (0.0)

9.  Tax Matters Partner Fee                              0.0%            $ (0.0)

10. Servicing Agent Fee                                  0.0%            $ (0.0)

11. Other Fees and Expenses for the Distribution
    Period, if any                                       0.0%            $ (0.0)

12. Computation of Put Premium Due on [insert
    Distribution PaymentDate] by 11:00 a.m.   -------------------   ------------
    New York Time:                                       0.0%            $ (0.0)
                                              -------------------   ------------

13. The asset manager is in compliance with the investment policy.